As filed with the Securities and Exchange Commission on March 12, 2000
                           Commission File Number

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                     FORM SB-2
                               REGISTRATION STATEMENT
                              Under The Securities Act of 1933


                           Wahoo Capital Ventures, Inc.

Nevada                                                56-2165342
(State or other    (Primary Standard Industrial    (I.R.S. Employer
jurisdictions       Classification Code Number)  Identification number)
of incorporation
or organization

                      Carolina Building, Suite 222
                          Hilton Head, SC 29938
                         Telephone:  843-686-5590
   (Address and telephone number of registrant's principal executive offices and principal place of business.)

                          Resident Agents of Nevada
                         711 South Carson Street
                            Carson City, Nevada 89701
                             (775) 882-4641
         (Name, address and telephone number of agent for service.)

                            with copies to:
                            Jody M. Walker
                            Attorney At Law
                       7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                              Proposed       Proposed       Amount of
class of                 Amount to be      offering       aggregate     registration
securities                registered        price(2)     offering price     fee
common stock
 $.001 par value(1)        1,270,000        $ .10          $127,000       $   35.31
common stock(3)              780,000        $ .50          $390,000       $  108.42
common stock(4)              780,000        $ .75          $585,000       $  162.63
common stock(5)            3,900,000        $4.00       $15,600,000       $4,336.80
                           6,730,000                    $16,702,000       $4,643.16

(1)Represents common stock being registered on behalf of Selling
   Security Holders.
(2)Arbitrary value solely for purposes of computing the registration fee
(3)Represents common stock underlying A warrants to be registered on behalf of selling security holders.
(4)Represents common stock underlying B warrants to be registered on behalf of selling security holders.
(5)Represents common stock underlying C warrants being registered on behalf of selling security holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated March 12, 2000
SUBJECT TO COMPLETION

         1,270,000 common shares on behalf of selling security holders
           780,000 common shares underlying A warrants on behalf of
                            selling security holders
           780,000 common shares underlying B warrants on behalf of
                            selling security holders
         1,560,000 common shares underlying C warrants on behalf of selling security holders

                           WAHOO CAPITAL VENTURES, INC.

We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders.

Each selling security holder may be deemed to be an underwriter under the Securities Act of 1933.

Our common stock does not trade.   Our management has agreed to use its
best efforts to apply for the quotation of its common stock on the NASD Electronic Bulletin Board.

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of the prospectus is March 12, 2000.

            TABLE OF CONTENTS

PROSPECTUS SUMMARY                                5
RISK FACTORS                                      6
SELLING SECURITY HOLDERS                          7
TERMS OF THE OFFERING                            10
DILUTION                                         11
SOURCE AND USE OF PROCEEDS                       11
WAHOO                                            11
PLAN OF OPERATION                                18
MANAGEMENT                                       19
      Officers and Directors
      Remuneration
      Indemnification
PRINCIPAL SHAREHOLDERS                           19
SHARES ELIGIBLE FOR FUTURE SALE                  20
MARKET FOR REGISTRANT'S COMMON EQUITY            20
DESCRIPTION OF SECURITIES                        21
INDEMNIFICATION                                  21
LEGAL MATTERS                                    22
LEGAL PROCEEDINGS                                22
ADDITIONAL INFORMATION                           22
EXPERTS                                          23
INTERESTS OF NAMED EXPERTS AND COUNSEL           23
FINANCIAL STATEMENTS                             23

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and notes to the financial statements including the notes thereto appearing elsewhere in this prospectus.

Wahoo            Our executive offices are located Carolina Building,
Suite 222, Hilton Head, SC 29938.   These offices
consist of 500 square feet, which are provided by a
past officer at $200 per year.   Our telephone number
is 843-686-5590.

Corporate
  Operations.    We are a development stage company.  We will seek an
acquisition or merger candidate.

Sales by Selling
Security Holders. We are registering common shares on behalf of selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with
the subsequent sale.   We are not selling any common
shares on behalf of selling security holders and have no control or affect on these selling security holders.

Financial
 Constraints     We currently have only $16,420 in working capital and
may not have sufficient funds to locate a merger or acquisition candidate.

Market for
 Common Stock    We currently have no active trading market for the our
securities.   We can not offer assurance that an
active trading and/or a liquid market will develop in our securities.

Absence of Dividends;
Dividend Policy We do not currently intend to pay regular cash dividends on our common stock; Our board of directors will review this policy from time to time in light of, among other things, our earnings and financial position. We do not anticipate paying dividends on our common stock in the foreseeable future.

Transfer Agent   RTT Transfers, Inc. located at 530 merchant St. in
Vacaville, CA 95688 is the transfer agent for our securities.

----------------------------------------------------------
                       RISK FACTORS
----------------------------------------------------------


1. Several States have laws restricting or prohibiting the sale of securities of a blank check company like ours. You may not be able to sell your securities in a secondary market.

Several states have restricted the ability to register or qualify
shares for both initial sale and secondary trading.   Our selling
effects and any secondary market, which may develop may only be conducted in states, which have an applicable exemption or registration provision.

2. We have a limited operating history and have no certainty of future operating results.

Since our incorporation in 1999, our activities have been principally devoted to positioning ourselves to achieve our business objectives.
We have had no material operating revenue to date and expect to incur losses and administrative expenses until we locate merger or
acquisition candidate.   To date, we have an operating loss of $29,830
for the period from inception to December 31, 1999.   See "Management's
Discussion and Analysis of Financial Condition."

3. If our common stock has no active trading market, you may not be able to sell your common shares easily.

We do not have a public market for our common shares. We cannot assure you that a public market will ever develop. Consequently, you may not be able to liquidate their investment in the event of an emergency or for any other reason.

4. If we cannot afford the cost of being a public company, we may not remain current in our filings and you may not be able to trade your stock.

Given our limited financial abilities, we may not be able to absorb the costs of preparing and filing the necessary documents with the
Securities and Exchange Commission.   If we attempt to remain current
in our filings, we may not be able to locate an acquisition candidate.. We estimate that it would cost approximately $4,000 to $5,000 per year in legal and accounting fees to comply under the '34 Act.

5. We do not meet the requirements for our stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

 . If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

6. The selling shareholders may have liability because of their status as underwriters.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.

7.   We are not registering the warrants.   The warrants will remain
restricted and you will not be able to sell the warrants in the public market.

We are only registering the common shares underlying the warrants.  The
warrants will remain restricted.   No public market will be made in the
warrants.

8. We have not identified any possible business and cannot identify any
specific business risks.   You could lose your entire investment.

Wahoo has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks and hazards of
any specific business or opportunity that it may enter into.   You can
expect a potential business opportunity to be quite risky.
Wahoo's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to Wahoo and its stockholders if the business or opportunity proves to be unsuccessful.

9. We cannot conduct an exhaustive investigation and will depend on outside individuals for information to chose our acquisition candidate.

Wahoo's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit
our capital or other resources.     Management decisions will likely be
made without detailed feasibility studies, independent analysis, market surveys and the like which, if Wahoo had more funds available to it, would be desirable.
opportunity investigated is eventually acquired

10. We may leverage the acquisition of a merger candidate and incur debt which we may not be able to repay.

There is a possibility that any acquisition of a business opportunity
by Wahoo may be leveraged, i.e.,    Wahoo may finance the acquisition
of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future
revenues or profits of the business opportunity.    This could increase
Wahoo's exposure to larger losses.

Any business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. We cannot assure you that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.


--------------------------------------
        SELLING SECURITY HOLDERS
--------------------------------------

Wahoo shall register pursuant to this prospectus 1,270,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                           Amount         Total Number     % Owned         Number of         % Owned
                                Being            Owned          Prior to      Shares Owned         After
                              Registered      Currently        offering      After offering      offering

Colin Moody                    10,000      4,400,000       .30.56%%      4,390,000              30.49%
Dale Benson                    10,000      4,400,000       .30.56%%      4,390,000              30.49%
Joanne Murphy                  10,000      4,400,000       .30.56%%      4,390,000              30.49%
Timothy Miles                 650,000        650,000         4.51%               0               0%
Joel R. Shine                 200,000        200,000         1.39%               0               0%
Kevin Tatsugawa                10,000         10,000          .07%               0               0%
John Wong                      10,000         10,000          .07%               0               0%
Patrick Gundlach               10,000         10,000          .07%               0               0%
Tom Geise                      10,000         10,000          .07%               0               0%
Raymond Uno                    10,000         10,000          .07%               0               0%
Michael T. Hinchey             10,000         10,000          .07%               0               0%


Paul Spiegler                  10,000         10,000          .07%               0               0%
Erich Schmid                   10,000         10,000          .07%               0               0%
Gary R. See                    10,000         10,000          .07%               0               0%
Cassia L. Miles and
  Ronda Shaheen                10,000         10,000          .07%               0               0%
Abigail Miles                  10,000         10,000          .07%               0               0%
James Yanai                    10,000         10,000          .07%               0               0%
John Poli                      10,000         10,000          .07%               0               0%
Elizabeth Gheen                10,000         10,000          .07%               0               0%
Paul M.  Kasden                10,000         10,000          .07%               0               0%
Dean Cummings                  10,000         10,000          .07%               0               0%
Mary Ann Lang                  10,000         10,000          .07%               0               0%
James Potter                   20,000         20,000          .12%               0               0%
Beryl Salerno                  10,000         10,000          .07%               0               0%
Kazu Fujita                    10,000         10,000          .07%               0               0%
William R. Shine               10,000         10,000          .07%               0               0%
Robert Ichikawa                10,000         10,000          .07%               0               0%
Gary Kihs                      10,000         10,000          .07%               0               0%
Robert Watson                  10,000         10,000          .07%               0               0%
Thomas Bass                    10,000         10,000          .07%               0               0%
Kevin Robinson                 10,000         10,000          .07%               0               0%
Subrina Hamasaki               10,000         10,000          .07%               0               0%
Mitsuo Tatsugawa               10,000         10,000          .07%               0               0%
Derek and Chandra Cholakian    10,000         10,000          .07%               0               0%
Scott Thompson and
   Christina Lindquist JT      10,000         10,000          .07%               0               0%
Dale R. Benson                 10,000         10,000          .07%               0               0%
Curtis Spackman                10,000         10,000          .07%               0               0%
Fred Norman Quadros Jr. Trust  10,000         10,000          .07%               0               0%
Karen Fellbaum                 10,000         10,000          .07%               0               0%
Nancy Jewell                   10,000         10,000          .07%               0               0%
Christopher B. Larkby          10,000         10,000          .07%               0               0%
Christopher Lackman            10,000         10,000          .07%               0               0%
R.E. Hunt                      10,000         10,000          .07%               0               0%


Wahoo shall register pursuant to this prospectus 780,000 common shares underlying A warrants currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding warrants. The amount and percentage owned after the offering assumes the exercise and sale of all of the common shares underlying the A warrants being registered on behalf of the selling security holders.

Name                          Amount       Total Number     % Owned         Number of         % Owned
                              Being          Owned          Prior to     A Warrants Owned        After
                              Registered   Currently        offering      After offering      offering

Kevin Tatsugawa                20,000         20,000          .07%               0               0%
John Wong                      20,000         20,000          .07%               0               0%
Patrick Gundlach               20,000         20,000          .07%               0               0%
Tom Geise                      20,000         20,000          .07%               0               0%
Raymond Uno                    20,000         20,000          .07%               0               0%
Michael T. Hinchey             20,000         20,000          .07%               0               0%
Paul Spiegler                  20,000         20,000          .07%               0               0%
Erich Schmid                   20,000         20,000          .07%               0               0%
Gary R. See                    20,000         20,000          .07%               0               0%
Cassia L. Miles and
  Ronda Shaheen                20,000         20,000          .07%               0               0%
Abigail Miles                  20,000         20,000          .07%               0               0%
James Yanai                    20,000         20,000          .07%               0               0%
John Poli                      20,000         20,000          .07%               0               0%
Elizabeth Gheen                20,000         20,000          .07%               0               0%
Paul M.  Kasden                20,000         20,000          .07%               0               0%
Dean Cummings                  20,000         20,000          .07%               0               0%
Mary Ann Lang                  20,000         20,000          .07%               0               0%
James Potter                   20,000         20,000          .12%               0               0%
Beryl Salerno                  20,000         20,000          .07%               0               0%
Kazu Fujita                    20,000         20,000          .07%               0               0%
William R. Shine               20,000         20,000          .07%               0               0%
Robert Ichikawa                20,000         20,000          .07%               0               0%
Gary Kihs                      20,000         20,000          .07%               0               0%
Robert Watson                  20,000         20,000          .07%               0               0%
Thomas Bass                    20,000         20,000          .07%               0               0%


Kevin Robinson                 20,000         20,000          .07%               0               0%
Subrina Hamasaki               20,000         20,000          .07%               0               0%
Mitsuo Tatsugawa               20,000         20,000          .07%               0               0%
Derek and Chandra Cholakian    20,000         20,000          .07%               0               0%
Scott Thompson and
   Christina Lindquist JT      20,000         20,000          .07%               0               0%
Dale R. Benson                 20,000         20,000          .07%               0               0%
Curtis Spackman                20,000         20,000          .07%               0               0%
Fred Norman Quadros Jr. Trust  20,000         20,000          .07%               0               0%
Karen Fellbaum                 20,000         20,000          .07%               0               0%
Nancy Jewell                   20,000         20,000          .07%               0               0%
Christopher B. Larkby          20,000         20,000          .07%               0               0%
Christopher Lackman            20,000         20,000          .07%               0               0%
R.E. Hunt                      20,000         20,000          .07%               0               0%

Wahoo shall register pursuant to this prospectus 780,000 common shares underlying the B warrants currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding warrants. The amount and percentage owned after the offering assumes the exercise and sale of all of the common shares underlying the B warrants being registered on behalf of the selling security holders.

Name                           Amount        Total Number     % Owned         Number of         % Owned
                                Being           Owned          Prior to     B Warrants Owned
After
                              Registered       Currently        offering      After offering
offering

Kevin Tatsugawa                20,000         20,000          .07%               0               0%
John Wong                      20,000         20,000          .07%               0               0%
Patrick Gundlach               20,000         20,000          .07%               0               0%
Tom Geise                      20,000         20,000          .07%               0               0%
Raymond Uno                    20,000         20,000          .07%               0               0%
Michael T. Hinchey             20,000         20,000          .07%               0               0%
Paul Spiegler                  20,000         20,000          .07%               0               0%
Erich Schmid                   20,000         20,000          .07%               0               0%
Gary R. See                    20,000         20,000          .07%               0               0%
Cassia L. Miles and
  Ronda Shaheen                20,000         20,000          .07%               0               0%
Abigail Miles                  20,000         20,000          .07%               0               0%
James Yanai                    20,000         20,000          .07%               0               0%
John Poli                      20,000         20,000          .07%               0               0%
Elizabeth Gheen                20,000         20,000          .07%               0               0%
Paul M.  Kasden                20,000         20,000          .07%               0               0%
Dean Cummings                  20,000         20,000          .07%               0               0%
Mary Ann Lang                  20,000         20,000          .07%               0               0%
James Potter                   20,000         20,000          .12%               0               0%
Beryl Salerno                  20,000         20,000          .07%               0               0%
Kazu Fujita                    20,000         20,000          .07%               0               0%
William R. Shine               20,000         20,000          .07%               0               0%
Robert Ichikawa                20,000         20,000          .07%               0               0%
Gary Kihs                      20,000         20,000          .07%               0               0%
Robert Watson                  20,000         20,000          .07%               0               0%
Thomas Bass                    20,000         20,000          .07%               0               0%
Kevin Robinson                 20,000         20,000          .07%               0               0%
Subrina Hamasaki               20,000         20,000          .07%               0               0%
Mitsuo Tatsugawa               20,000         20,000          .07%               0               0%
Derek and Chandra Cholakian    20,000         20,000          .07%               0               0%
Scott Thompson and
   Christina Lindquist JT      20,000         20,000          .07%               0               0%
Dale R. Benson                 20,000         20,000          .07%               0               0%
Curtis Spackman                20,000         20,000          .07%               0               0%
Fred Norman Quadros Jr. Trust  20,000         20,000          .07%               0               0%
Karen Fellbaum                 20,000         20,000          .07%               0               0%
Nancy Jewell                   20,000         20,000          .07%               0               0%
Christopher B. Larkby          20,000         20,000          .07%               0               0%
Christopher Lackman            20,000         20,000          .07%               0               0%
R.E. Hunt                      20,000         20,000          .07%               0               0%


Wahoo shall register pursuant to this prospectus 3,120,000 common shares underlying the B warrants currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding warrants.

The amount and percentage owned after the offering assumes the exercise and sale of all of the common shares underlying the C warrants being registered on behalf of the selling security holders.

Name                           Amount        Total Number     % Owned         Number of         % Owned
                                Being           Owned          Prior to     C Warrants Owned
After
                              Registered       Currently        offering      After offering
offering

Kevin Tatsugawa                100,000         100,000          .07%               0               0%
John Wong                      100,000         100,000          .07%               0               0%
Patrick Gundlach               100,000         100,000          .07%               0               0%
Tom Geise                      100,000         100,000          .07%               0               0%
Raymond Uno                    100,000         100,000          .07%               0               0%
Michael T. Hinchey             100,000         100,000          .07%               0               0%
Paul Spiegler                  100,000         100,000          .07%               0               0%
Erich Schmid                   100,000         100,000          .07%               0               0%
Gary R. See                    100,000         100,000          .07%               0               0%
Cassia L. Miles and
  Ronda Shaheen                100,000         100,000          .07%               0               0%
Abigail Miles                  100,000         100,000          .07%               0               0%
James Yanai                    100,000         100,000          .07%               0               0%
John Poli                      100,000         100,000          .07%               0               0%
Elizabeth Gheen                100,000         100,000          .07%               0               0%
Paul M.  Kasden                100,000         100,000          .07%               0               0%
Dean Cummings                  100,000         100,000          .07%               0               0%
Mary Ann Lang                  100,000         100,000          .07%               0               0%
James Potter                   100,000         100,000          .12%               0               0%
Beryl Salerno                  100,000         100,000          .07%               0               0%
Kazu Fujita                    100,000         100,000          .07%               0               0%
William R. Shine               100,000         100,000          .07%               0               0%
Robert Ichikawa                100,000         100,000          .07%               0               0%
Gary Kihs                      100,000         100,000          .07%               0               0%
Robert Watson                  100,000         100,000          .07%               0               0%
Thomas Bass                    100,000         100,000          .07%               0               0%
Kevin Robinson                 100,000         100,000          .07%               0               0%
Subrina Hamasaki               100,000         100,000          .07%               0               0%
Mitsuo Tatsugawa               100,000         100,000          .07%               0               0%
Derek and Chandra Cholakian    100,000         100,000          .07%               0               0%
Scott Thompson and
   Christina Lindquist JT      100,000         100,000          .07%               0               0%
Dale R. Benson                 100,000         100,000          .07%               0               0%
Curtis Spackman                100,000         100,000          .07%               0               0%
Fred Norman Quadros Jr. Trust  100,000         100,000          .07%               0               0%
Karen Fellbaum                 100,000         100,000          .07%               0               0%
Nancy Jewell                   100,000         100,000          .07%               0               0%
Christopher B. Larkby          100,000         100,000          .07%               0               0%
Christopher Lackman            100,000         100,000          .07%               0               0%
R.E. Hunt                      100,000         100,000          .07%               0               0%

----------------------------------------------------------
                       TERMS OF THE OFFERING
----------------------------------------------------------

Plan of Distribution. Wahoo is not selling any common shares on behalf of selling security holders and has no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the over-the-counter
market.   The selling security holders may sell their common shares in
one or more transactions.   These may include "block" transactions in
the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they my act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Wahoo is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Wahoo to their respective outstanding shareholders or partners.

Wahoo is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Wahoo will receive no portion of the proceeds from the sale of the common shares by the selling security holders and will bear all of the costs relating to the registration of this offering (other than any
fees and expenses of counsel for the selling security holders).   Any
commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

Determination of exercise price of warrants.   The exercise price and
other terms of the warrants were arbitrarily determined by Wahoo after considering the our financing needs and the possible dilution to existing and new shareholders.

Offering Period.   This offering will terminate on or before
December 31, 2000.


--------------------------------------------------------------
                               DILUTION
--------------------------------------------------------------

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's common shares and investors in this offering upon conversion.


--------------------------------------------------------------
                 SOURCE AND USE OF PROCEEDS
--------------------------------------------------------------

Any proceeds received from the subsequent exercise of the A, B and C warrants shall be used as working capital and to expand operations of any acquisition candidate.

Due to the uncertainty of the timing and amount of actual funds which may be received upon exercise of the warrants, no specific breakdown of
uses have been established by Wahoo.   The aggregate amount of
proceeds if all of the warrants are exercised is $16,575,000.   If all
of the A,B, and C warrants are exercised, the proceeds shall be utilized over a four year period.


-------------------------------------------------------
                        WAHOO
-------------------------------------------------------

General

Wahoo was incorporated under the laws of the State of Nevada on
August 3, 1999.    Wahoo is in the early developmental and
promotional stages. To date Wahoo's only activities have been organizational ones, directed at developing our business plan and
raising our initial capital.   Wahoo has not commenced any
commercial operations. Wahoo has no employees and owns no real
estate.   Wahoo can be defined as a shell company whose sole
purpose at this time is to locate and consummate a merger or acquisition with a private entity.

As part of its business plan, we shall file a registration statement on Form 8a upon the effectiveness of this registration statement on Form SB-2 on a voluntary basis in order to become a public company since we will be of subject to the reporting requirements of the Securities Exchange Act of 1934.

Another aspect of our business plan which Wahoo intends to implement after this registration statement becomes effective, is to seek to facilitate the eventual creation of a public trading market in its
outstanding securities.   Wahoo's business plan is to seek,
investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Wahoo has very limited capital, and it is unlikely that Wahoo will be able to take advantage of more than one such business opportunity.

Wahoo intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Wahoo has not identified any business opportunity that it plans to pursue, nor has Wahoo reached any agreement or definitive understanding with any person concerning an acquisition.

We anticipate that Wahoo's officers and directors will
contact broker-dealers and other persons with whom he is acquainted who are involved in corporate finance matters to advise them of
Wahoo's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition
with Wahoo.    We cannot assure you that Wahoo will be
successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Wahoo or its stockholders.

Wahoo's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange.

Wahoo anticipates that the business opportunities presented to it will

   - be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

   - be experiencing financial or operating difficulties;

   - be in need of funds to develop a new product or service or to expand into a new market;

   - be relying upon an untested product or marketing concept;
or

   -  have a combination of the characteristics mentioned above.


Wahoo intends to concentrate our acquisition efforts on properties or businesses that it believes to be undervalued. Given the above factors, investors should expect that any acquisition candidate may
have a history of losses or low profitability.   Wahoo does not
propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others.

Wahoo's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities,
economic conditions, and other factors.   As a consequence of this
registration of our securities, any entity, which has an interest in being acquired by, or merging into Wahoo, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Wahoo would be issued by Wahoo or purchased from the current principal shareholders of Wahoo by the acquiring entity or its affiliates.

If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their
purchase price for such stock.   In Wahoo's judgment, our sole officer
and our directors would not thereby become an "underwriter" within the meaning of the Section 2(11) of the Securities Act of 1933, as amended. The sale of a controlling interest by certain principal shareholders of Wahoo could occur at a time when the other shareholders of Wahoo remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officer and the directors of Wahoo may resign their management position with Wahoo in connection with Wahoo's acquisition of a business opportunity.

In the event of such a resignation, Wahoo's current management would not have any control over the conduct of Wahoo's business following Wahoo's combination with a business opportunity. It is anticipated that business opportunities will come to Wahoo's attention from various sources, including its officer and director, its other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

Wahoo has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for Wahoo. Wahoo does not foresee that it would enter into a merger or acquisition transaction with any business with which its officers or
directors are currently affiliated.   Should Wahoo determine in the
future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of Wahoo and its stockholders, Wahoo is in general permitted by Colorado law to enter into such a transaction if:

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the board of directors, and the board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

 - The contract or transaction is fair as to Wahoo as of the time it is authorized, approved or ratified, by the board of directors or the stockholders.

Investigation and Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit Wahoo will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. Wahoo will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because Wahoo may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that Wahoo will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

It is anticipated that Wahoo will not be able to diversify, but will essentially be limited to one such venture because of Wahoo's limited financing. This lack of diversification will not permit Wahoo to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase Wahoo's securities. It is emphasized that management of Wahoo may effect transactions having a potentially adverse impact upon Wahoo's shareholders pursuant to the authority and discretion of Wahoo's management to complete acquisitions without submitting any proposal to the stockholders for their consideration.

Holders of Wahoo's securities should not anticipate that Wahoo necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires. The analysis of business opportunities will be undertaken by or under the supervision of Wahoo's President, who is not a professional business analyst. See "Management."

 Although there are no current plans to do so, Wahoo's management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since Wahoo's management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of Wahoo, it is likely that any such fee Wahoo agrees to pay would be paid in stock and not in cash. Otherwise, Wahoo anticipates that it will consider, among other things, the following factors:

 - Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

 - Wahoo's perception of how any particular business opportunity will be received by the investment community and by Wahoo's stockholders;

 - Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of Wahoo to qualify for listing on an exchange or on a Wahoo automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of a Rule 15g-9 adopted by the Securities and Exchange Commission.

 - Capital requirements and anticipated availability of required funds, to be provided by Wahoo or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

 - The extent to which the business opportunity can be advanced;

 - Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

 - Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

 - The cost of participation by Wahoo as compared to the perceived tangible and intangible values and potential; and

 - The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items. In regard to the possibility that the shares of Wahoo would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least $2,000,000, and proposals have recently been made to increase these qualifying amounts. Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with Wahoo would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Potential investors must recognize that, because of Wahoo's limited capital available for investigation and management's limited experience in business analysis, Wahoo may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Wahoo is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, Wahoo will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

As part of Wahoo's investigation, Wahoo's sole officer and
directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of Wahoo's limited financial resources and
management expertise.   It is possible that the range of business
opportunities that might be available for consideration by Wahoo could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in Wahoo's securities until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations.

Regulation of Penny Stocks

Wahoo's management believes that various types of potential merger or acquisition candidates might find a business combination with Wahoo to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates which have a need for an immediate cash infusion are not likely to find a potential business combination with Wahoo to be an attractive alternative.

Form of Acquisition

We cannot predict the manner in which Wahoo may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of
Wahoo and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of Wahoo and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint
ventures and other contractual arrangements.   Wahoo may act
directly or indirectly through an interest in a partnership,
corporation or other form of organization.   Implementing this
structure may require the merger, consolidation or reorganization of Wahoo with other corporations or forms of business organization, and although it is likely, we cannot assure you that Wahoo would be the surviving entity. In addition, the present management and stockholders of Wahoo most likely will not have control of a majority of the voting shares of Wahoo following a reorganization transaction. As part of such a transaction, Wahoo's existing directors may resign and new directors may be appointed without any vote by stockholders. It is likely that Wahoo will acquire our participation in a business opportunity through the issuance of Common Stock or other securities of Wahoo.

Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, Wahoo's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those
who were stockholders of Wahoo prior to such reorganization.   Any
such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in Wahoo by the current officers, directors and principal shareholders.

We anticipate that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, Wahoo may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that might develop in Wahoo's securities may have a depressive effect upon such market. Wahoo will participate in a business opportunity only after the negotiation and execution of a written agreement.

Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms. As a general matter, Wahoo anticipates that it, and/or its officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither Wahoo nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds. It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, the inability of Wahoo to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulation

Wahoo may participate in a business opportunity by purchasing, trading or selling the securities of such business. Wahoo does not, however, intend to engage primarily in such activities.

Specifically, Wahoo intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder. Section 3(a) of the Investment Act contains the definition of an "investment company," and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities, defined as - all securities other than government securities or securities of majority-owned subsidiaries - the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). Wahoo intends to implement its business plan in a manner, which will result in the availability of this exception from the definition of
investment company.   Consequently, Wahoo's participation in a
business or opportunity through the purchase and sale of investment securities will be limited.

Wahoo's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since Wahoo will not register as an investment company, stockholders will not be afforded these protections.

Any securities which Wahoo might acquire in exchange for its Common Stock may be "restricted securities" within the meaning of the Securities Act of 1933 . If Wahoo elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, Wahoo would be required to comply with the provisions of the Act to effect such resale. An acquisition made by Wahoo may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process. Competition Wahoo expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than Wahoo and will therefore be in a better position than Wahoo to obtain access to attractive business opportunities. Wahoo also will experience competition from other public "blind pool" companies, many of which may have more funds available than does Wahoo.

Wahoo is a development stage company and currently has no employees. Management of Wahoo expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Although there is no current plan with respect to its nature or amount, remuneration may be paid to or accrued for the benefit of, Wahoo's officers prior to, or in conjunction with, the completion of a business acquisition.


----------------------------------------------------------------
                    PLAN OF OPERATION
----------------------------------------------------------------

Liquidity and Capital Resources

Wahoo remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources. Wahoo's balance sheet as of December 1999, reflects a current
asset value of $0, and a total asset value of $   in the form of
deferred offering costs.   Wahoo will carry out its plan of business
as discussed above.   Wahoo cannot predict to what extent its
liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which Wahoo may eventually acquire.

Results of Operations

During the period from June 5, 1987 (inception) through September 30, 1999, Wahoo has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934. No revenues were received by Wahoo during this period.

For the current fiscal year, Wahoo anticipates incurring a loss as a result of expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. Wahoo anticipates that until a business combination is completed with an acquisition candidate, it will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Additional Financing

Wahoo believes that our existing capital will not be sufficient to meet Wahoo's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934 for a period of approximately one year. Accordingly, in the event Wahoo is able to complete a business combination during this period, it anticipates that its existing capital will not be sufficient to allow it to accomplish the goal of completing a business
combination.   Wahoo will depend on additional advances from
stockholders.   There is no assurance, however, that the available
funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, Wahoo's needs for additional financing are likely to increase substantially. No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to Wahoo to allow it to cover its expenses. Irrespective of whether Wahoo's cash assets prove to be inadequate to meet Wahoo's operational needs, Wahoo might seek to compensate providers of services by issuances of stock in lieu of cash. For information as to Wahoo's policy in regard to payment for consulting services.

---------------------------------------------------------
                    MANAGEMENT
---------------------------------------------------------

Officers and Directors. Pursuant to the Certificate of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Wahoo's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of Wahoo. Directors may only be removed for "cause". The term of office of each officer of Wahoo is at the pleasure of Wahoo's
Board.   The term of office for each director is three years.

The principal executive officers and directors of Wahoo are as follows:

Name                         Position                  Term(s) of
                                                          Office
Joanne Murphy, age 41         Director               From  Inception
                                                        To Present
Dale R. Benson, age 49        Director               From Inception
                                                        To Present
Colin Moody, age 33      sole officer/Director       From Inception
                                                        To Present

Resumes:

Joanne Murphy. Mrs. Murphy has worked in the travel service industry from 1979 to present. From 1979 to 1994 Mrs. Murphy worked for Imperial
Travel, Inc. of Denver, CO. From 1994 to Present Mrs. Murphy has worked with Travel 16th Street of Denver, CO. Mrs. Murphy graduated from
Spencerport Highschool in Spencerport, New York in 1976.

Dale R. Benson. From 1972 to present Mr. Benson has been a Professional
Airline Pilot. From 1985 to present Mr. Benson has flown for United
Airlines, and has been a captain since 1993. Mr. Benson received a BS
Degree from the University of Minnesota in 1972. In 1975, Mr. Benson received a Masters degree in Management and Human Relations from Webster College of St. Louis.

Colin Moody. Mr. Moody from 1998 has been a Chef at the Haige Point country club on Daufuski Island, SC. From 1997 to 1998 Mr. Moody was a manager/chef at Wildberrys Restaurant in Pacific Grove, CA. From 1994 to 1997, Mr. Moody was Co-owner of Sacred Valley Organic Produce in
Santa Cruz, CA. Mr. Moody graduated from Aptos high school in Aptos, CA in 1984.

Remuneration.   Each board member was compensated with 4,400,000 common
shares.  No other remuneration has been paid since inception.

Board of Directors Compensation.    Members of the board of directors
will receive $250 per meeting if said directors are not separately compensated by Wahoo and will be required to attend a minimum of four meetings per fiscal year.  All expenses for meeting attendance or out of pocket expenses connected directly with their Board
representation will be reimbursed by Wahoo.  Director liability insurance may be provided to all members of the board of directors.
Wahoo has not yet obtained such insurance and does not have any
specifics for available cost and coverage.   Wahoo does not have a
specific time frame to obtain the insurance.   No differentiation is
made in the compensation of "outside directors" and those officers of
Wahoo serving in that capacity.


----------------------------------------------------------------
                   PRINCIPAL SHAREHOLDERS
----------------------------------------------------------------

There are currently 14,400,000 common shares outstanding, 780,000 A warrants, 780,000 B warrants and 1,560,000 C warrants. The following tabulates holdings of shares of Wahoo by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Wahoo
individually and as a group.    The following assumes the exercise of
all warrants.


                 Shareholdings at Date of
                      This prospectus

                                 Number & Class
Name and Address                  of Shares(1)               Percentage
Colin Moody(2)(3)                     4,400,000                 30.56%
2 Ocean Breeze
Hilton Head, SC 29928

Joanne Murphy(3)                      4,400,000                 30.56%
3967 Marshall St.
Wheat Ridge, CO 80033

Dale Benson(3)                        4,400,000                 30.56%
1617 Wellmington East
Carson City, NV 89703

All Officers and Directors           13,200,000                 91.57%
As a Group (3 persons)
>
(1)Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.
Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares
beneficially owned, subject to applicable unity property laws.
(2) Mr. Moody is the sole Officer of Wahoo
(3) Mr. Benson, Ms. Murphy and Mr. Moody are Directors of Wahoo


----------------------------------------------------------
         SHARES ELIGIBLE FOR FUTURE SALE
----------------------------------------------------------

Wahoo currently has 14,400,000 shares of common stock outstanding.
Of these, 13,155,000 common shares will be deemed to be "restricted securities" after the offering and may be sold in compliance with Rule
144 adopted under the Securities Act of 1933. Other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act.  Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Wahoo's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.  The amount of "restricted securities" which a person who is not an affiliate of Wahoo may
sell is not so limited.   Nonaffiliates may each sell without
limitation shares held for three years. Wahoo will make application for the listing of its Shares in the over-the-counter market.  Sales under Rule 144 may, in the future, depress the price of Wahoo's
Shares in the over-the-counter market, should a market develop.   Prior
to this offering there has been no public market for the common stock
of Wahoo.   The effect, if any, of a public trading market or the
availability of shares for sale at prevailing market prices cannot be
predicted.   Nevertheless, sales of substantial amounts of shares in
the public market could adversely effect prevailing market prices.


----------------------------------------------------------
          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS
-----------------------------------------------------------

Market Information.     Wahoo's common stock is not traded in the
pink sheets or in the OTC Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of record of Wahoo's
 .001 par value common stock, as of February 29, 2000 was 43.

Dividends.   Holders of Wahoo's common stock are entitled to
receive such dividends as may be declared by its Board of Directors.



--------------------------------------------------------------
                 DESCRIPTION OF SECURITIES
---------------------------------------------------------------

Qualification.   The following statements constitute brief summaries of
Wahoo's certificate of incorporation and bylaws, as amended.  Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of
Incorporation and Bylaws.

Wahoo's articles of incorporation authorize it to issue up to
49,000,000 common shares, $.001 par value per common share and
1,000,000 preferred shares, $.001 par value per preferred share.
There are currently no preferred shares outstanding.   Wahoo is in
the process of amending the Articles of Incorporation to allow the board of directors to determine the rights and preferences of each series of preferred shares authorized.

Common Stock.

Liquidation Rights.   Upon liquidation or dissolution, each outstanding
common share will be entitled to share equally in the assets of Sea
Shell legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the Board of Directors to declare dividends out of any funds legally available therefor.  Wahoo has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future.  The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of
Wahoo.  Accordingly, future dividends, if any, will depend upon, among other considerations, Wahoo's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Wahoo are entitled to
cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Warrants. Class A warrants are exercisable into one common share at
$.50 for a period of three years.  Class B warrant are exercisable into one common share at $.75 for a period of three years. Class C warrants are exercisable into one common share at $4.00 for a period of five
years from the close of the offering. .   All warrants are callable for
$.01 with 30 days notice.   The class A and B warrants expire as of
June 25, 2002 and the class C warrants expire as of June 25, 2005.
The warrants have no dilution provisions.

Transfer Agent. RTT Transfer shall act as Wahoo's transfer agent.

-----------------------------------------------------------
                       INDEMNIFICATION
-----------------------------------------------------------

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933. The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist. Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Company may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of the


Company. Wahoo has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.


-----------------------------------------------------------
                       LEGAL MATTERS
-----------------------------------------------------------

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by J. M. Walker, Attorney-At-Law.


--------------------------------------------------------
                          LEGAL PROCEEDINGS
--------------------------------------------------------

Wahoo is not involved in any legal proceedings as of the date of this prospectus.

--------------------------------------------------------
                          ADDITIONAL INFORMATION
--------------------------------------------------------

We have filed with the Securities and Exchange Commission a registration statement under the Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the rules and regulations of the Commission.
For further information with respect to Wahoo and the securities offered hereby, reference is made to the Registration Statement.
Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-SEC-0330, Judiciary
Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago
Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World
Trade Center, New York, New York 10048.

We will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange
Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus
(not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to John Wong, President.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those
contained in this prospectus.   If given or made, this information or
representation must not be relied on as having been authorized by Sea
Shell or the underwriter, if an underwriter assists in the sale of the
securities.   This prospectus does not constitute an offer or a
solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Wahoo since the date hereof.




--------------------------------------------------------
                              EXPERTS
--------------------------------------------------------

The audited financial statements included in this prospectus have been so included in reliance on the report of James E. Scheifley &
Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


--------------------------------------------------------
                      INTERESTS OF NAMED
                        EXPERTS AND COUNSEL
--------------------------------------------------------

None of the experts or counsel named in the prospectus are affiliated with Wahoo.


--------------------------------------------------------
                   FINANCIAL STATEMENTS
--------------------------------------------------------

Index to Financial Statements

Independent Auditor's Report dated January 31, 2000
Balance Sheet dated December 31, 1999
Statement of Operations for the period from inception (August 3, 1999 to December 31, 1999
Statement of Changes in Stockholders' Equity from the period from inception (August 3, 1999) to December 31, 1999
Statements of Cash Flows For the period from inception (August 3, 1999)
to December 31, 1999
Notes to Financial Statements





INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Wahoo Capital Ventures, Inc.


We have audited the balance sheet of Wahoo Capital Ventures, Inc. as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception
(August 3, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Wahoo
Capital Ventures, Inc. as of December 31, 1999, and the results of its operations and cash flows for the period from inception (August 3, 1999) to December 31, 1999, in conformity with generally accepted accounting principles.




                       James E. Scheifley & Associates, P.C.
                           Certified Public Accountants

Denver, Colorado
January 31, 2000





                Wahoo Capital Ventures, Inc.
                (A Development Stage Company)
                        Balance Sheet
                      December 31, 1999

                           ASSETS
Current assets:                                                    1999

  Cash                                                        $  16,420
  Accounts receivable for stock issued                            3,000
                                                              ---------
      Total current assets                                       19,420


                                                              $  19,420

                    STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                               $     -




Commitments and contingencies (Note 3)                              -

Stockholders' equity:

 Preferred stock, $.001 par value,
  1,000,000 shares authorized, no shares
  issued and outstanding                                            -

 Common stock, $.001 par value,
  49,000,000 shares authorized, 14,400,000
  shares issued and outstanding                                  14,400
 Additional paid in capital                                      34,850
 (Deficit) accumulated during
  development stage                                             (29,830)
                                                             ----------
                                                                 19,420
                                                              ---------
                                                              $  19,420




      See accompanying notes to financial statements.





                Wahoo Capital Ventures, Inc.
                (A Development Stage Company)
                   Statement of Operations
For the Period From Inception (August 3, 1999) to December 31, 1999

                                                                Period From
                                                                Inception To
                                                                December 31,
                                                                    1999


Operating expenses:
  Consulting services paid in stock                           $    14,050
  Consulting services paid in cash                                 15,000
  Office expenses                                                     780
                                                              -----------
Total operating expenses                                           29,830
                                                              -----------
(Loss from operations) and net (loss)                         $   (29,830)


Per share information:
 Basic and diluted (loss) per common share                    $     (0.00)

 Weighted average shares outstanding                           14,240,000


      See accompanying notes to financial statements.





              Wahoo Capital Ventures, Inc.
              (A Development Stage Company)
      Statement of Changes in Stockholders' Equity
For the Period From Inception (August 3, 1999) to December 31, 1999

                                                                                                   Deficit
                                                                               Additional        Accumulated
                                                  Common  Stock                  Paid-in       During Develop-
                        ACTIVITY              Shares            Amount           Capital          ment Stage            Total
Shares issued to directors at inception
  at $.001 per share                      14,050,000       $    14,050       $      -         $        -          $     14,050

Shares issued for cash
  November 1999 @ $.10                     2,100,000               220           21,780                -                22,000
  December 1999 @ $.10                       130,000               130           12,870                -                13,000

  Capital contribution by officer                  -                 -              200                -                   200

Net (loss) for the period
 ended December 31, 1999                           -                 -                -          (29,830)              (29,830)
                                           ----------      -----------       ----------        ------------        -----------
Balance, December 31, 1999                 14,400,000      $    14,400       $   34,850        $ (29,830)          $    19,420



    See accompanying notes to financial statements.

                   Wahoo Capital Ventures, Inc.
                  (A Development Stage Company)
                     Statement of Cash Flows
For the Period From Inception (August 3, 1999) to December 31, 1999

                                                                Period From
                                                                Inception To
                                                                December 31,
                                                                    1999
Net income (loss)                                             $   (29,830)

  Adjustments to reconcile net income to net

   cash provided by operating activities:
   Services provided for stock                                     14,050
   Expenses paid by officer                                           200
Changes in assets and liabilities:
   (Increase) in accounts receivable                               (3,000)
                                                               ----------
  Total adjustments                                                11,250
                                                               ----------
  Net cash provided by (used in)
     operating activities                                         (18,580)



Cash flows from financing activities:
   Common stock sold for cash                                      35,000
                                                                ---------
  Net cash provided by (used in)
   financing activities                                            35,000
                                                                ---------
Increase (decrease) in cash                                        16,420
Cash and cash equivalents,
 beginning of period                                                  -
                                                                 --------
Cash and cash equivalents,
 end of period                                                  $  16,420

         See accompanying notes to financial statements.

                 Wahoo Capital Ventures, Inc.
                (A Development Stage Company)
                   Statement of Cash Flows
For the Period From Inception (August 3, 1999) to December 31, 1999

                                                                Period From
                                                                Inception To
                                                                December 31,
                                                                    1999

Supplemental cash flow information:
   Cash paid for interest                                      $     -
   Cash paid for income taxes                                  $     -








       See accompanying notes to financial statements.

Wahoo Capital Ventures, Inc.
Notes to Financial Statements
December 31, 1999


Note 1. Organization and Summary of Significant Accounting Policies.

The Company was incorporated in Nevada on August 3, 1999.  The
Company's activities to date have been limited to organization and capital formation. The Company has not chosen its principal business activity.


     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.


      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance

Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Stock based compensation paid by the Company during the period ended December 31, 1999 is disclosed in Note 2.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-

1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in any planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 - Reporting on the Costs of Start-Up Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred.
The Company adopted the statement upon its inception.


Note 2.  Stockholders' Equity.

At inception, the Company issued 14,050,000 shares of it's restricted common stock to five individuals who became its directors and/or officers in exchange for their services in forming the Company. The shares were valued at $.001 per share ($14,050) which the Company believes represents the fair value of the services performed by the officers.

During November and December 1999, the Company issued an aggregate of 350,000 shares of its common stock to a limited group of investors for cash aggregating $35,000 in private sale transactions. The shares were sold at a price of $.10 per share in a unit offering.
The units consist of two shares Common Stock, one class A warrant exercisable at $.50 for a period of three years from the close of the offering, one class B warrant exercisable at $.75 for a period of three years from the close of the offering, and ten class C warrants exercisable at $4.00 for a period of five years from the close of the offering. All warrants are callable for $.01 with 30 days notice.

Additionally, an officer provides office services to the Company that were valued at $200 for the year ended December 31, 1999. The officer does not expect repayment of the expenses paid and the Company has recorded the expenses as a contribution to its capital by the officer.

Note 3. Commitments and contingencies

The Company neither owns nor leases any real or personal property other than as described in Note 2. An officer of the Company provides office services and the costs thereof are included in administrative expenses. The fair value of such costs have been estimated to be approximately $50 per month and have been reflected in the accompanying financial statements.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

The Company has not provided for income taxes during the period ended December 31, 1999 as a result of an operating loss. The Company has a net operating loss carryforward at December 31, 1999 of approximately $30,000. The Company has fully reserved the deferred tax asset (approximately $4,500) that would arise from the loss carryforward since the Company cannot predict a level of operations that would assure the utilization of the loss in future periods.


Note 5.  Subsequent Events

During January 2000, the Company sold an additional 40,000 shares of its common under terms identical to those described in Note 2. for gross proceeds of $4,000. Additionally in January 2000, the Company collected $3,000 in cash from the sale of its common stock in December 1999.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and Directors.

The By-Laws of Wahoo provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit. Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.	Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Wahoo are estimated to be substantially as follows:

                                                                            Amount
                                                                            Payable
Item                                                                       By Company
S.E.C. Registration Fees                                                    $4,643.16
Printing and Engraving Fees                                                  7,500.00
Legal Fees                                                                  20,000.00
Accounting Fees and Expenses                                                 5,000.00
Miscellaneous                                                                2,500.00

Total                                                                      $39,643.16

The selling security holders will not pay any expenses in connection with the offering.

Item 26.	Recent Sales of Unregistered Securities.

At inception, Wahoo issued 14,900,000 shares of it's restricted common stock to five individuals who became its directors and/or officers in exchange for their services in forming Wahoo. The shares were valued at par value.

Colin Moody                  4,400,000
Dale Benson                  4,400,000
Joanne Murphy                4,400,000
Timothy Miles                  650,000
Joel R. Shine                  200,000

These issuances were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

During November 1999, December 1999 and January 2000, Wahoo issued an aggregate of 390,000 units to a limited group of investors for cash aggregating $39,000 in private sale transactions. The units were sold at a price of $.10 per unit in a unit offering.

The units consist of two shares common stock, one class A warrant exercisable at $.50 for a period of three years from the close of the offering, one class B warrant exercisable at $.75 for a period of three years from the close of the offering, and four class C warrants exercisable at $4.00 for a period of five years from the close of the offering. All warrants are callable for $.01 with 30 days notice.

Name                             Units
Colin Moody                    10,000
Dale Benson                    10,000
Joanne Murphy                  10,000
Timothy Miles                 650,000
Joel R. Shine                 200,000
Kevin Tatsugawa                10,000
John Wong                      10,000
Patrick Gundlach               10,000
Tom Geise                      10,000
Raymond Uno                    10,000
Michael T. Hinchey             10,000
Paul Spiegler                  10,000
Erich Schmid                   10,000
Gary R. See                    10,000
Cassia L. Miles and
  Ronda Shaheen                10,000
Abigail Miles                  10,000
James Yanai                    10,000
John Poli                      10,000
Elizabeth Gheen                10,000
Paul M.  Kasden                10,000
Dean Cummings                  10,000
Mary Ann Lang                  10,000
James Potter                   20,000
Beryl Salerno                  10,000
Kazu Fujita                    10,000
William R. Shine               10,000
Robert Ichikawa                10,000
Gary Kihs                      10,000
Robert Watson                  10,000
Thomas Bass                    10,000
Kevin Robinson                 10,000
Subrina Hamasaki               10,000
Mitsuo Tatsugawa               10,000
Derek and Chandra Cholakian    10,000
Scott Thompson and
   Christina Lindquist JT      10,000
Dale R. Benson                 10,000
Curtis Spackman                10,000
Fred Norman Quadros Jr. Trust  10,000
Karen Fellbaum                 10,000
Nancy Jewell                   10,000
Christopher B. Larkby          10,000
Christopher Lackman            10,000
R.E. Hunt                      10,000

Wahoo shall register pursuant to this prospectus 780,000 common shares underlying A warrants currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding warrants. The amount and percentage owned after the offering assumes the exercise and sale of all of the common shares underlying the A warrants being registered on behalf of the selling security holders.

Name                           Units

Kevin Tatsugawa                5,000
John Wong                      5,000
Patrick Gundlach               5,000
Tom Geise                      5,000
Raymond Uno                    5,000
Michael T. Hinchey             5,000
Paul Spiegler                  5,000
Erich Schmid                   5,000
Gary R. See                    5,000
Cassia L. Miles and
  Ronda Shaheen                5,000
Abigail Miles                  5,000
James Yanai                    5,000
John Poli                      5,000
Elizabeth Gheen                5,000
Paul M.  Kasden                5,000
Dean Cummings                  5,000
Mary Ann Lang                  5,000
James Potter                   5,000
Beryl Salerno                  5,000

Kazu Fujita                    5,000
William R. Shine               5,000
Robert Ichikawa                5,000
Gary Kihs                      5,000
Robert Watson                  5,000
Thomas Bass                    5,000
Kevin Robinson                 5,000
Subrina Hamasaki               5,000
Mitsuo Tatsugawa               5,000
Derek and Chandra Cholakian    5,000
Scott Thompson and
   Christina Lindquist JT      5,000
Dale R. Benson                 5,000
Curtis Spackman                5,000
Fred Norman Quadros Jr. Trust  5,000
Karen Fellbaum                 5,000
Nancy Jewell                   5,000
Christopher B. Larkby          5,000
Christopher Lackman            5,000
R.E. Hunt                      5,000


These sales were made pursuant to an exemption from registration
pursuant to Section 505 of Regulation D.   All sales were made to all
accredited investors.   No general solicitation was utilized.   The
offering was approved and/or exempted by the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation dated August 3, 1999
(3.1)             Amendment to Articles
(3.2)             Bylaws
(4)               Specimen certificate for common stock
(4.1)             Specimen certificate for warrants
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Not Applicable
 (11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of James E. Scheifley & Associates, P.C.
(25)              Not Applicable
(26)              Not Applicable
(27)              Financial Data Schedule
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, , the changes in ovlume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase
and the terms of any later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospecuts, we shall file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to premit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Jose, State of California on the 12th day of March, 2000.

                                        Wahoo Capital Ventures, Inc.


                                        /s/Colin Moody
                                        ---------------------------
                                        By: Colin Moody, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                  Capacity                   Date

/s/Colin Moody,     Principal Executive Officer      March 12, 2000
---------------  Principal Financial Officer, Controller
Colin Moody

/s/ Dale Benson              Director                 March 12, 2000
-------------------
Dale Benson

/s/Joanne Murphy             Director                 March 12, 2000
---------------------
Joanne Murphy
